SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2003

OMNIVISION TECHNOLOGIES, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-29939	77-0401990
(Commission File Number)	(I.R.S. Employer Identification No.)

1341 Orleans Drive, Sunnyvale, California	94089-1136
(Address of Principal Executive Offices)	(Zip Code)

(408) 542-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On June 30, 2003, Mr. Chia-Chin Ku filed a complaint in Santa Clara County Superior Court against us and our President and Chief Executive Officer, Mr. Shaw Hong. The complaint alleges that, by forming OmniVision in 1995, Mr. Hong breached a fiduciary duty owed to HK Technology, Inc., a privately-held corporation Mr. Hong and others founded in 1988. The complaint further alleges that we “misappropriated and converted” assets and technology belonging to HK Technology, Inc. The complaint seeks damages in an unspecified amount.

We believe that we have meritorious defenses to the allegations and claims and intend to defend ourselves vigorously. We understand that HK Technology, Inc. has not engaged in significant substantive operations since the early 1990s. We also understand that HK Technology Inc.’s primary line of business was the design of chipsets for personal computers, and that it did not engage in any business concerning image sensors, which is OmniVision’s primary line of business. We do not believe that OmniVision’s technology or products incorporate or use any proprietary technology of HK Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2003

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ H. GENE MCCOWN
H. Gene McCown Vice President of Finance and Chief Financial Officer